SUPPLEMENT TO
                                SERVICE AGREEMENT

                      Pilgrim America Masters Series, Inc.
                       40 North Central Avenue, Suite 1200
                             Phoenix, Arizona 85004

                                 August 7, 1998



Pilgrim America Group, Inc.
40 North Central Avenue
Phoenix, Arizona 85004

         Re:      Strategic Income Fund

Dear Sirs:

         This will confirm the agreement between the undersigned (the "Company") and Pilgrim America Group, Inc. ( "PAGI") as follows:

 1. This Company is an open-end investment company organized as a Maryland corporation, and consisting of such investment portfolios as have been or may be established by the Directors of the Company from time to time. A separate series of shares of common stock of the Company is offered to investors with respect to each investment portfolio. The Strategic Income Fund (the "Fund") is a separate investment portfolio of the Company.

 2. The Company and the PAGI have entered into a Service Agreement ("Agreement") dated July 29, 1996 pursuant to which the Company has appointed PAGI to provide shareholder services to the Company, and PAGI has accepted such appointment.

 3. The Company and PAGI hereby adopt the Agreement with respect to the Fund, and acknowledge that the terms and conditions of such employment will be governed by the Agreement, which is hereby incorporated herein by reference.

 4. This Supplement and the Agreement shall become effective with respect to the Fund on August 14, 1998 and shall continue until July 29, 1999, and thereafter may be terminated by either party upon receipt of 60 days written notice.

         If the foregoing correctly sets forth the agreement between the Company and PAGI, please so indicate by signing and returning to the Company the enclosed copy hereof

                                     Very truly yours,

                                     PILGRIM AMERICA MASTERS SERIES, INC.


                                     By:_________________________
                                        Title:

    ACCEPTED:

    PILGRIM AMERICA GROUP, INC.

    By:_________________________
       Title: